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                                                               Exhibit 23.2

                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-57081, No. 33-57077, and No. 33-57083) pertaining to the
AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan, the AirTouch Communications, Inc. Employee Stock Purchase Plan, and the AirTouch Communications, Inc. Retirement Plan, of our report dated February 14, 1995, with respect to the consolidated financial statements and schedule of New Par included in the Annual Report (Form 10-K) of AirTouch Communications, Inc. for the year ended December 31, 1994.


/s/ Ernst & Young LLP

Columbus, Ohio
March 20, 1995